UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. __)

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PROTEON THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of Proteon Therapeutics, Inc. (the “Company”, we or “Proteon”) will be held on June 20, 2017, at 11:00 a.m. local time (the “Annual Meeting”), at Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 for the purpose of considering the following two company-sponsored proposals:

1.	To elect Scott A. Canute and Tim Haines, as Class III members of the Board of Directors (each a “Class III director”), each to serve for a three-year term until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Proteon for the fiscal year ending December 31, 2017.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) recommends that you vote “FOR” each of the nominees for Class III director (Proposal No. 1) and “FOR” ratification of the proposed independent registered public accounting firm (Proposal No. 2).

The Board has fixed the close of business on April 24, 2017 as the record date for determining stockholders entitled to notice of and to vote at the 2017 Annual Meeting. Therefore, each outstanding share of Proteon’s common stock (NASDAQ: PRTO) entitles the holder of record of such shares at the close of business on April 24, 2017 to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your Proteon stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. As a result, your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.

Whether or not you expect to attend the meeting, we urge you to vote your shares by internet, telephone, or by signing, dating and returning the proxy card included in these materials. If you choose to attend the Annual Meeting, you may still vote your shares in person, even if you have previously voted or returned your proxy by any of the methods described in our Proxy Statement. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors

Timothy P. Noyes
Chief Executive Officer, President and Director
April 27, 2017

DIRECTOR COMPENSATION	25
AUDIT COMMITTEE REPORT	27
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered	28
Principal Accountant Fees and Services	28
BENEFICIAL OWNERSHIP OF COMMON STOCK	30
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34
GENERAL MATTERS	35
Availability of Certain Documents	35
Stockholders Sharing an Address / Household	35
Stockholder Proposals and Nominations	35
Other Matters	35

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, June 20, 2017 at 11:00 am EDT

At the offices of Morgan, Lewis & Bockius LLP,

At One Federal Street, Boston, Massachusetts 02110

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card, or for shares held in street name (held for your account by a broker or other nominee), voting instruction form, are scheduled to be first sent to stockholders beginning on or about May 1, 2017.

Who is soliciting my vote?

The Board of Directors (the “Board”) of Proteon Therapeutics, Inc. (the “Company”, “we” or “Proteon”) is soliciting your vote for the 2017 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

Proteon’s Board has fixed the record date for the Annual Meeting as of the close of business on April 24, 2017.

How many votes can be cast by all stockholders?

A total of 16,771,072 shares of common stock of Proteon were outstanding on April 24, 2017 and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the internet at www.investorvote.com/PRTO by following the instructions provided on the proxy card.

•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-652- VOTE (8683) and by following the instructions provided on the proxy card. You must have the control number that is included on the proxy card when voting.

•	By Mail. Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Computershare, P.O. BOX 30170, College Station, TX, 77842-3170. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not otherwise specify how you want your shares voted, they will be voted “FOR” the election of the Class III director nominees named herein to the Board, and “FOR” the ratification of Ernst & Young LLP as Proteon’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the meeting, you must bring a form of personal picture identification with you. You may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting. Directions to the Annual Meeting are included on the form of Proxy Card included herein.

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If your shares of common stock are held in street name (held for your account by a broker or other nominee), you may vote:

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should bring both an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: “FOR” the election of Scott A. Canute and Tim Haines, as Class III members of the Board (the “Class III directors”).

•	Proposal 2: “FOR” ratification of selection of Ernst & Young LLP as Proteon’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Who pays the cost for soliciting proxies?

Proteon will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Proteon may solicit proxies by mail, personal interview, telephone or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change or revoke my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of Proteon in writing at the principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change or revoke your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the meeting.

“Broker non-votes” are shares represented at the Annual Meeting held by brokers, bankers or other nominees (i.e., in “street name”) and do not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to elect directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters. This is a “broker non- vote.”

What vote is required to approve each item?

Required Vote - Election of Directors (Proposal No. 1). Directors shall be elected by a plurality of the votes cast, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

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Required Vote - Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2). The affirmative vote of a majority of shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” ratification of the independent auditors. Because the ratification of the independent auditors is routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

Proteon does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four days after the meeting date.

What are the implications of being an “emerging growth company?”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about Proteon’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering on October 27, 2014, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Matthew P. Kowalsky, Secretary of the Company, at (781) 890-0102. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

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Important Notice Regarding the Availability of Proxy Materials for the

2017 Annual Meeting of Stockholders to be Held on June 20, 2017

The Notice of 2017 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K are available free of charge at http://www.edocumentview.com/PRTO or www.proteontherapuetics.com under “Investors & Media” at “Financial Information.” Directions to the Annual Meeting are included on the form of Proxy Card included herein.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with Proteon’s certificate of incorporation and bylaws, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve a three-year term with the term of office of each class ending in successive years. Scott A. Canute, Tim Haines and Brendan M. O'Leary, Ph.D. are the Class III directors whose terms expire at Proteon’s 2017 Annual Meeting of stockholders. Each of Scott A. Canute and Tim Haines has been nominated for, and has agreed to stand for, re-election to the Board to serve as a Class III director of Proteon for three years until the 2020 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Brendan M. O'Leary, Ph.D. will not be standing for re-election to the Board at the Annual Meeting.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the two nominees listed above as director nominees. Proteon has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Proteon, principal occupation and other biographical material, is included below.

VOTE REQUIRED

A plurality of the votes cast at the meeting will be required for the election of the Class III director nominees. The two nominees for director with the highest number of affirmative votes will be elected as directors. Broker non-votes and abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR CLASS III DIRECTOR.

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

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BOARD OF DIRECTORS

Board Composition and Structure

Our certificate of incorporation and bylaws state that our Board shall consist of a number of directors that shall be fixed exclusively by the Board from time to time in accordance with the bylaws of the Company. Each director holds office until his or her successor is duly elected and qualified or until his or her death, incapacity, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of Proteon entitled to vote in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our current Class III directors will serve until the 2017 annual meeting of stockholders; our current Class I directors will serve until the 2018 annual meeting of stockholders; and our current Class II directors will serve until the 2019 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our board among the three classes.

Our Board is currently comprised of nine members. Below is a list of the names, ages as of April 24, 2017 and classification of the individuals who currently serve as our directors.

Name	Age	Position(s)
Timothy P. Noyes	55	President, Chief Executive Officer and Director (Class I)
Hubert Birner, Ph.D. (3)	50	Director (Class II)
Garen Bohlin (2)	69	Director (Class I)
Scott A. Canute (1)	56	Director (Class III)
John G. Freund, M.D. (3)	63	Director (Class I)
Tim Haines (1)(3)	59	Director (Class III)
Paul J. Hastings (3)	57	Director (Class II)
Stuart A. Kingsley (2)	53	Director (Class II)
Brendan M. O'Leary, Ph.D. (1)(2)	45	Director (Class III)*

(1)       Member of the Compensation Committee.

(2)       Member of the Audit Committee.

(3)       Member of the Governance and Nominating Committee.

* Brendan M. O'Leary, Ph.D. is not standing for re-election to the Board at the Annual Meeting. As of the date of the Annual Meeting, Dr. O'Leary will no longer be a director of the Company and will no longer serve on any committee of the Board. The Board will appoint a new Chairman of the Compensation Committee following the Annual Meeting.

In consultation with the Governance and Nominating Committee, the Board has determined that the classified board structure is appropriate for the Company, particularly following its initial public offering. A classified board provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board of directors is an important goal, which was only recently established in its current form. In our industry in particular, long-term focus is critical. The time horizon required for successful development of pharmaceuticals makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of Proteon’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the long-term value and success of the Company. The future success of Proteon depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

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Director Biographies

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class III Directors (Nominees Standing for Election)

Scott A. Canute has been a member of our Board since July 2015. Mr. Canute served as President of Global Manufacturing and Corporate Options at Genzyme Corporation from 2010 to 2011. Prior to joining Genzyme, Mr. Canute spent 25 years at Eli Lilly and Company and served as President, Global Manufacturing Operations from 2004 to 2007. Mr. Canute currently serves as a member of the board of directors of Oncobiologics, Inc. (Nasdaq: ONS), Flexion Therapeutics, Inc. (Nasdaq: FLXN), Akebia Therapeutics, Inc. (Nasdaq: AKBA) and Immunomedics, Inc. (Nasdaq: IMMU), all of which are publicly traded companies. Mr. Canute previously served as a member of the board of directors of AlloCure, Inc., Inspiration Biopharmaceuticals, Inc., the National Association of Manufacturers and the Indiana Manufacturers Association. Mr. Canute earned a B.S. in chemical engineering from the University of Michigan and an M.B.A. from Harvard Business School. We believe that Mr. Canute is qualified to serve as a member of our Board because of his manufacturing and operational experience in the biopharmaceutical industry.

Tim Haines has been a member of our Board since May 2014. Mr. Haines joined Abingworth in 2005 and is currently Managing Partner. From 2000 to 2005, he was Chief Executive of Astex Therapeutics, an Abingworth portfolio company. From 1993 to 2000, Mr. Haines was Chief Executive of two divisions of the publicly-listed medical technology company, Datascope Corp. Prior to Datascope, he held a number of other senior management positions in the US and Europe, including CEO of Thackray Inc. and General Manager Baxter UK. Current and past board positions include Astex Pharmaceuticals (Nasdaq: ASTX), Chroma, Fovea, Pixium Vision (EPA: PIX), PowderMed, Kspine, Stanmore Implants, Lombard Medical Technologies (Nasdaq: EVAR), Sientra (Nasdaq: SIEN), and Median Technologies (EPA: ALMDT). Mr. Haines received a B.Sc. from Exeter University and an M.B.A. from INSEAD. We believe Mr. Haines is qualified to serve as a member of our Board because of his management, investment and board experience in the life sciences industry.

Current Directors Not Standing for Election at the Annual Meeting

Timothy P. Noyes joined Proteon in April 2006 as our President and Chief Executive Officer and has also been a member of our Board since joining Proteon. From 2002 to 2006, Mr. Noyes served as Chief Operating Officer of Trine Pharmaceuticals, Inc. Before joining Trine, Mr. Noyes held several management positions with GelTex Pharmaceuticals from 1996 to 2001, prior to its acquisition by Genzyme Corporation. After the acquisition, from 2001 to 2002, he held the positions of President, Renal Division and President, GelTex Pharmaceuticals. Prior to GelTex, he worked for several years at Merck & Co. across multiple roles in its hypertension and heart failure group and managed care division, and on its Vasotec and Prilosec products. Mr. Noyes received an A.B. from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Noyes is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the biopharmaceutical industry.

Hubert Birner, Ph.D. has been a member of our Board since 2007. Dr. Birner is the managing partner of TVM Capital, a venture capital firm, which he joined in 2000. Before joining TVM Capital, Dr. Birner served as Head of Business Development Europe and Director of Marketing for Germany at Zeneca from 1998 to 2000. Dr. Birner joined Zeneca from McKinsey & Company’s European Health Care and Pharmaceutical practice where he worked from 1995 to 1998. From 1992 to 1994, Dr. Birner was also an Assistant Professor for biochemistry at the Ludwig-Maximilian-University in Munich. Dr. Birner currently serves as Chairman of the Board of Argos Therapeutics Inc., a publically traded company (Nasdaq: ARGS), and also currently serves as Chairman of the Board of Spepharm Holding BV, NOXXON Pharma AG Berlina and leon nanodrugs, all private companies. He previously served as a member of the board of directors of Horizon Pharma (Nasdaq: HZNP), Evotec AG (EVT: ETR), Probiodrug AG and BioXell SPA. Dr. Birner received an M.B.A. from Harvard Business School and a Ph.D. in biochemistry from Ludwig-Maximilian-University Munich, where he graduated summa cum laude. We believe Dr. Birner is qualified to serve as a member of our Board because of his investment, business, research and board experience in the life sciences industry.

Garen Bohlin has been a member of our Board since September 2014. Since May 2012, Mr. Bohlin has served on the board of directors to various life sciences and healthcare companies. From January 2010 until April 2012, he served as Executive Vice President of Constellation Pharmaceuticals, a biopharmaceutical company. Prior to joining Constellation Pharmaceuticals, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, a biopharmaceutical company, from January 2006 to December 2009. Mr. Bohlin was the founding Chief Executive Officer of Syntonix Pharmaceuticals, Inc., a biopharmaceutical company, from 1999 through December 2005. Earlier in his career, he held multiple executive positions at Genetics Institute, a biopharmaceutical company, and was a partner at Arthur Andersen & Co., a public accounting and consulting organization. Mr. Bohlin currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc. (Nasdaq: TTPH), Karyopharm Therapeutics, Inc. (Nasdaq: KPTI) and Collegium Pharmaceutical, Inc. (Nasdaq: COLL), all NASDAQ listed companies. He also served on the board of directors for Acusphere, Inc. (OTCMKTS: ACUS) from 2005 to January 2015, Praecis Pharmaceuticals, Inc. from 2005 to 2007, Targanta Therapeutics, Inc. (Nasdaq: TARG) from 2007 to 2009, SpringLeaf Therapeutics from 2010 to 2013 and Precision Dermatology from 2012 to 2014. Mr. Bohlin received his B.S. in accounting and finance from The University of Illinois. We believe that Mr. Bohlin is qualified to serve on our Board because of his industry and board experience, including his audit committee experience, with publicly traded biopharmaceutical companies.

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John G. Freund, M.D. has been a member of our Board since February 2014. Dr. Freund co-founded Skyline Ventures, a venture capital firm, in September 1997, where he has served as a partner since its founding. Prior to founding Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management from 1995 to 1997. In 1995, he co-founded Intuitive Surgical, Inc. and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation, now part of Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a General Partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund worked at Morgan Stanley & Co., where he co-founded the Healthcare Group in the Corporate Finance Department. Dr. Freund currently serves as a member of the board of directors of Collegium Pharmaceutical, Inc. (Nasdaq: COLL) and Tetraphase Pharmaceuticals, Inc. (Nasdaq: TTPH). He also previously served on the board of directors of a number of publicly traded companies, including Map Pharmaceuticals, a biopharmaceutical company (Nasdaq: MAPP), Mako Surgical Corp., a medical device company (Nasdaq: MAKO), Concert Pharmaceuticals, Inc., a biopharmaceutical company (Nasdaq: CNCE) and was Chairman of XenoPort, Inc., a biopharmaceutical company (Nasdaq: XNPT). He also serves on the board of directors of six U.S. registered investment funds managed by affiliates of the Capital Group, Inc. He is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. He received an A.B. in history from Harvard College, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School, where he was a Baker Scholar and won the Loeb Fellowship in Finance. We believe Dr. Freund is qualified to serve as a member of our Board because of his training as a physician and his extensive investment, business and board experience with public healthcare and biopharmaceutical companies.

Paul J. Hastings has served as a member of our board of directors and its chairman since October 2016. Mr. Hastings is the Chairman and CEO of OncoMed Pharmaceuticals (Nasdaq: OMED). Prior to joining OncoMed in 2006, Mr. Hastings was President and Chief Executive Officer of QLT, Inc. Previous to that, Mr. Hastings served as President and Chief Executive Officer of Axys Pharmaceuticals, which was acquired by Celera Corporation in 2001. From 1999 to 2001, Mr. Hastings served as the President of Chiron BioPharmaceuticals, a division of Chiron Corporation. Prior to that, he was President and Chief Executive Officer of LXR Biotechnology. Mr. Hastings also held a series of management positions of increasing responsibility at Genzyme Corporation, including serving as President of Genzyme Therapeutics Europe as well as President of Worldwide Therapeutics. Mr. Hastings also served as Vice President, Marketing and Sales and General Manager, Europe for Synergen, Inc., and previously held a series of marketing and sales management positions with Hoffmann-La Roche. Mr. Hastings served as chairman of the board of Proteolix (sold to Onyx Pharmaceuticals in 2010), and served on the boards of ViaCell (previously a public company (Nasdaq: VIAC) sold to Perkin-Elmer in 2007), Cerimon Pharmaceuticals and Relypsa Pharmaceuticals (previously a public company (Nasdaq: RLYP) sold to Galenica in 2016). He is currently on the board of Pacira Pharmaceuticals (Nasdaq: PCRX), serves as Vice Chairman of Biotechnology Innovation Organization, and is also on the board of directors of the California Life Sciences Association. Mr. Hastings received a B.S. in pharmacy from the University of Rhode Island. We believe Mr. Hastings is qualified to serve as a member of our Board because of his operational knowledge of, and executive level management experience in the biopharmaceutical industry.

Stuart A. Kingsley has been a member of our Board since October 2015. Mr. Kingsley joined The Medicines Company (Nasdaq: MDCO) in May 2016 as President and Chief Operating Officer. Previously, Mr. Kingsley served as Executive Vice President, Global Commercial Operations at Biogen from November 2011 to October 2015. From January 2010 to November 2011, Mr. Kingsley served as Biogen’s Senior Vice President, U.S. Commercial Operations. Prior to that, he served as Senior Vice President and General Manager of the Gynecological Surgical Products business at Hologic, Inc., from October 2007 to November 2009, and as Division President, Diagnostic Products at Cytyc Corp., from July 2006 to October 2007. From 1991 to 2006, he was a Partner at McKinsey & Company, focusing on the biotechnology, pharmaceutical and medical device industries. Mr. Kingsley received a B.A. in government from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Kingsley is qualified to serve as a member of our Board because of his extensive management and operational experience as a senior executive in public healthcare and biopharmaceutical companies.

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Brendan M. O’Leary, Ph.D. has been a member of our Board since March 2006. Dr. O’Leary joined Prism VentureWorks, a venture capital firm, in 2003 and is currently a general partner. Dr. O’Leary began his professional career with numerous operating roles at IGEN International, a medical diagnostics company (acquired by Roche), where he served from 1999 to 2003, and Meso Scale Discovery, a high-throughput drug discovery start-up, where he served from 1999 to 2003. Dr. O’Leary previously served on the board of directors of Alacer Biomedical Inc. (acquired by Allergan), Atritech (acquired by Boston Scientific), BioRexis Pharmaceutical Corp. (acquired by Pfizer), Serica Technologies (acquired by Allergan), and Trius Therapeutics (previously a public company (Nasdaq: TSRX) acquired by Cubist in 2013). Dr. O’Leary received a Ph.D. in organic chemistry from the Massachusetts Institute of Technology and a B.A. in chemistry and economics from Middlebury College, and was a Kauffman Fellow. In late 2014, he took on an additional role as Executive Vice Chancellor at UMass Medical School in charge of all innovation and business development functions. We believe Dr. O’Leary is qualified to serve as a member of our Board because of his investment, development and board experience in the biopharmaceutical industry.

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CORPORATE GOVERNANCE

Director Independence

Under NASDAQ rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that each of our directors, Messrs. Bohlin, Canute, Haines, Hastings and Kingsley and Drs. Birner, Freund and O’Leary, other than Timothy Noyes, our President and Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the NASDAQ rules and the SEC. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee as set forth in the “Board Committees” section below satisfies the independence standards for such committee established by Rule 10A-3 and 10C-1 under the Exchange Act, the SEC rules and the NASDAQ rules, as applicable. In making such determination, our Board considered the relationships that each such non-employee director has with Proteon and all other facts and circumstances deemed relevant in determining their independence.

Certain members of our Board were elected in compliance with the provisions of a voting agreement among us and our major stockholders. The voting agreement terminated upon the closing of our initial public offering on October 27, 2014, and at present we do not have any contractual obligations regarding the election of our directors. See “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.

Board Meetings, Attendance and Executive Sessions

The Board held five meetings during the year ended December 31, 2016. Each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he served during the year ended December 31, 2016 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee).

Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly. The non-management directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2016.

Proteon encourages its directors to attend the Annual Meeting of Stockholders. All but one of our Board members at the time of last year’s annual meeting attended the meeting.

Board of Directors Leadership Structure

The Board has no set policy with respect to the separation of the officers of Chairperson and the Chief Executive Office. The Board believes that this issue is part of the succession planning process and will select the Chairperson and Chief Executive Officer in the manner that it determines to be in the best interests of Proteon’s stockholders.

Currently, the Board believes that the separation of these positions is the most appropriate structure for Proteon and has had a separate Chairperson and Chief Executive Officer. Paul J. Hastings is the Chairman of the Board. The independent members of the Board periodically review the Board’s leadership structure and have determined that Proteon and our stockholders are well served with this structure.

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The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight at Proteon through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Proteon faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of Proteon’s business by the Audit, Compensation and Governance and Nominating Committees, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Proteon to the attention of the Board.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Proteon’s independent registered public accounting firm Proteon’s system of internal control, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Proteon’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Proteon regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. Because of these functions, the Board has delegated primary responsibility for reviewing Proteon’s policies with respect to risk assessment and risk management to the Audit Committee.

The Compensation Committee has primary responsibility for risk oversight related to compensation matters.

Because of the roles of the Board, the Audit Committee and the Compensation Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Proteon’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to Proteon’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board has a standing Audit, Compensation and Governance and Nominating Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit, Compensation and Governance and Nominating Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter annually and submits its charter to the Board for approval. The charters for the Audit, Compensation and Governance and Nominating Committees are all available on our website at www.proteontherapeutics.com under “Investors & Media” at “Corporate Governance.”

The following table describes which directors serve on each of the Board committees.

Governance and
	Nominating	Compensation	Audit
Name:	Committee	Committee	Committee
Hubert Birner, Ph.D.	X
Garen Bohlin			Chair
Scott A. Canute (1)		X
John G. Freund, M.D.	X
Tim Haines (1)	X	X
Paul J. Hastings	Chair
Stuart A. Kingsley			X
Brendan M. O'Leary, Ph.D. (2)		Chair	X

1)	Sitting for election in Proposal 1.

2)	Not sitting for re-election. As of the date of the Annual Meeting, Brendan M. O'Leary, Ph.D. will no longer be a director of Proteon and will no longer serve on any committee of the Board.

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Audit Committee

Our Audit Committee is composed of Garen Bohlin, Stuart A. Kingsley and Brendan O’Leary, Ph.D. with Garen Bohlin serving as chairman of the committee. Our Board has determined that each of Garen Bohlin, Stuart A. Kingsley and Brendan O’Leary, Ph.D. satisfies the NASDAQ independence standards and the independence standards of Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that Garen Bohlin is an “audit committee financial expert” under applicable rules and regulations of the SEC and NASDAQ.

Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other things, our Audit Committee is responsible for the following:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of and overseeing our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing our anti-fraud controls and risk assessment and risk management policies; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and procedures for review of such releases.

During the year ended December 31, 2016, the Audit Committee met five times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

The members of our Compensation Committee are Scott A. Canute, Tim Haines and Brendan O’Leary, Ph.D., with Brendan O’Leary, Ph.D. serving as chairman of the committee. Our Board has determined that each of Scott A. Canute, Tim Haines and Brendan O’Leary, Ph.D. satisfies the NASDAQ independence standards and Rule 10C-1 of the Exchange Act. Among other things, our Compensation Committee is responsible for the following:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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•	evaluating the performance of our Chief Executive Officer in light of corporate goals and objectives and approving, or recommending to the Board for approval, the compensation of our Chief Executive Officer;

•	reviewing and approving evaluation and the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NASDAQ;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our equity compensation and other compensatory plans;

•	reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement.

The Compensation Committee may delegate any of its responsibility to subcommittees or to our executive officers as it deems necessary or appropriate in its sole discretion in accordance with applicable laws and the SEC and NASDAQ rules. During the year ended December 31, 2016, the Compensation Committee met one time.

Governance and Nominating Committee

Our Governance and Nominating Committee is composed of Hubert Birner, Ph. D., John G. Freund, M.D., Tim Haines and Paul J. Hastings with Paul J. Hastings serving as chairman of the committee. Our Board has determined that each of Hubert Birner, Ph.D., John G. Freund, M.D., Tim Haines and Paul J. Hastings satisfies the NASDAQ independence standards.

Our Governance and Nominating Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Governance and Nominating Committee is responsible for the following:

•	developing and recommending to the Board our corporate governance guidelines and policies;

•	providing general advice to the Board on corporate and governmental matters;

•	contributing to succession planning;

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•	reviewing the policies relating to and transactions involving actual and potential conflicts of interest of our directors and officers including related party transactions;

•	reviewing the policies and procedures with respect to insider trading and confidentiality pursuant to our insider trading policy; and

•	overseeing the annual review of the performance of the Board.

During the year ended December 31, 2016, the Governance and Nominating Committee met two times.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Governance and Nominating Committee, with the expectation that other members of the Board and of management will be requested to take part in the process as appropriate. The Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance and Nominating Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance and Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of Proteon’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Governance and Nominating Committee recommends, and the Board nominates, candidates to stand for election as directors.

Generally, our Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Governance and Nominating Committee deems to be helpful to identify candidates. Once candidates have been identified, our Governance and Nominating Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Governance and Nominating Committee. The Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Governance and Nominating Committee deems to be appropriate in the evaluation process. The Governance and Nominating Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance and Nominating Committee recommends candidates as director nominees for election to the Board for the Board’s approval.

Stockholders may also nominate persons to be elected as directors. The Governance and Nominating Committee will consider director candidates recommended by our stockholders, in accordance with Proteon’s bylaws. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws. In evaluating candidates recommended by our stockholders, the Governance and Nominating Committee applies the same criteria set forth below under “Minimum Qualifications.” To nominate a person to stand for election as a director at the 2018 Annual Meeting of Stockholders, a stockholder must provide our Secretary with timely notice of the nomination. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the previous year’s annual meeting, except that if the annual meeting is scheduled more than 30 days before or 70 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. The notice must include the information required by Section 2.12(b) of our bylaws.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement under “General Matters—Stockholder Proposals and Nominations.”

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Minimum Qualifications

Our Governance and Nominating Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure that good corporate governance is practiced.

In evaluating proposed director candidates, our Governance and Nominating Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. We have no formal policy regarding board diversity. Our Governance and Nominating Committee’s priority in selecting Board members is the identification of persons who will further the interests of Proteon through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. The Governance and Nominating Committee will consider candidates recommended by stockholders. The policy adopted by the Governance and Nominating Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

Communication with the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

Attention: Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year Scott A. Canute, Tim Haines and Brendan O’Leary, Ph.D. served on the Compensation Committee. None of the members of our Compensation Committee has at any time during the prior fiscal year been one of our officers or employees. None of the members of the Compensation Committee during the prior fiscal year were formerly one of our officers. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. For a description of any transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at www.proteontherapeutics.com under “Investors & Media” at “Corporate Governance” or by requesting a copy, free of charge, in writing from our Secretary at Proteon Therapeutics, Inc., 200 West Street, Waltham, MA 02451. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to certain of our executive officers within four business days following the date of such amendment or waiver.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at www.proteontherapeutics.com under "Investors & Media" at "Corporate Governance" or by requesting a copy from our Secretary at our principal executive offices above.

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EXECUTIVE OFFICERS

Below is a list of the names, ages as of April 24, 2017 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position(s)
Timothy P. Noyes	55	President, Chief Executive Officer and Director
Steven K. Burke, M.D.	56	Senior Vice President and Chief Medical Officer
George A. Eldridge	54	Senior Vice President, Chief Financial Officer, Treasurer and Assist. Secretary
Daniel P. Gottlieb	46	Vice President, Corporate Development
Matthew P. Kowalsky	44	Vice President, Legal and Secretary
E. Scott Toner	62	Senior Vice President, Marketing

Executive Officer Biographies

Timothy P. Noyes joined Proteon in April 2006 as our President and Chief Executive Officer and has also been a member of our Board since joining Proteon. From 2002 to 2006, Mr. Noyes served as Chief Operating Officer of Trine Pharmaceuticals, Inc. Before joining Trine, Mr. Noyes held several management positions with GelTex Pharmaceuticals from 1996 to 2001, prior to its acquisition by Genzyme Corporation. After the acquisition, from 2001 to 2002, he held the positions of President, Renal Division and President, GelTex Pharmaceuticals. Prior to GelTex, he worked for several years at Merck & Co. across multiple roles in its hypertension and heart failure group and managed care division, and on its Vasotec and Prilosec products. Mr. Noyes received an A.B. from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Noyes is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the biopharmaceutical industry.

Steven K. Burke, M.D., joined Proteon in August 2006 as our Senior Vice President and Chief Medical Officer. Prior to joining Proteon, Dr. Burke held various roles at Genzyme Corporation from 2000 to 2006, where he served most recently as Senior Vice President of Medical and Regulatory Affairs and Vice President of Clinical Research. From 1994 to 2000, Dr. Burke held roles at GelTex Pharmaceuticals, including Vice President of Clinical Research and Medical Director, and before that he held positions at Glaxo. Dr. Burke received an A.B. from Harvard College and an M.D. from Cornell University Medical College. He completed a medical residency and fellowship at Brigham and Women’s Hospital and is certified by the American Board of Internal Medicine.

George A. Eldridge joined Proteon in September 2013 as our Senior Vice President and Chief Financial Officer. Prior to joining Proteon, from 2009 to 2013, Mr. Eldridge served as a consultant to companies in the biotechnology industry, acting as a chief financial officer and providing advisory services. From 2006 to 2009, Mr. Eldridge was Chief Financial Officer of Targanta Therapeutics Corporation until its acquisition in 2009 by The Medicines Company. Before working at Targanta, Mr. Eldridge served as Chief Financial Officer of Therion Biologics from 2002 to 2006. In the fourth quarter of 2006, Therion filed a petition under the federal bankruptcy laws, which was rejected. Prior to Therion Mr. Eldridge served as Chief Financial Officer of Curis, Inc. (previously Ontogeny, Inc.) and Boston Life Sciences, Inc. Prior to working in the biotechnology field, Mr. Eldridge was an investment banker at Kidder Peabody & Co, Inc. He holds a B.A. from Dartmouth College and an M.B.A. from the University of Chicago, Booth School of Business.

Daniel P. Gottlieb joined Proteon in September 2007 and has served as our Vice President, Corporate Development since April 2015, prior to which he was Vice President, Marketing and Business Development from March 2013 until April 2015, prior to which he was the Senior Director of Marketing and Business Development from June 2010 until March 2013 and Director of Marketing and Business Development from 2007 until 2010. Prior to joining Proteon, Mr. Gottlieb served as Strategic Marketing Manager of Endovascular Products at Abbott Vascular from 2006 to 2007. Prior to that, Mr. Gottlieb spent seven years, from 1999 to 2006, at Guidant Corporation in a variety of roles, including marketing and market research, strategic planning, and business development and corporate venture investing as part of Guidant’s Compass Group. Mr. Gottlieb holds a B.A. from the University of Pennsylvania and an M.B.A. from the Tuck School of Business at Dartmouth College.

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Matthew P. Kowalsky joined Proteon in May 2016 as our Vice President, Legal. Prior to joining Proteon, he served as Senior Corporate Counsel at Sanofi Genzyme from May 2015 to May 2016, supporting business development activities and marketed products for rare diseases. Mr. Kowalsky held the position of Associate General Counsel at Cubist Pharmaceuticals, Inc. from 2013 to 2015. He served as Assistant General Counsel at ARIAD Pharmaceuticals, Inc. in 2013 and Lantheus Medical Imaging, Inc. (formerly Bristol-Myers Squibb Medical Imaging, Inc.) from 2009 to 2013. Mr. Kowalsky began his legal career in the corporate and intellectual property groups of Choate, Hall & Stewart LLP. He holds a B.A. from the University of Notre Dame and a J.D. from the Notre Dame Law School. Before attending law school, he served as a surface warfare officer in the U.S. Navy.

E. Scott Toner joined Proteon in June 2015 as our Senior Vice President, Marketing. Prior to joining Proteon, from April 2014 to April 2015, Mr. Toner served as the VP Marketing and Sales of OPKO Health’s Renal Division. From January 2013 to April 2014, he served as a consultant to companies in the biotechnology industry and from March 2011 to December 2012 served as Senior Director, Marketing of Reata Pharmaceuticals. Prior to that, from March 2007 to October 2010, Mr. Toner served as Executive Director of Marketing with AMAG Pharmaceuticals. From 1985 to 2007, Mr. Toner held various roles within the domestic and international divisions of Abbott Laboratories, concentrating primarily on the nephrology and critical care therapeutic spaces. Mr. Toner holds a B.A. from Ithaca College and an M.B.A. from Drexel University.

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EXECUTIVE COMPENSATION

Overview

The following discussion relates to the compensation of our Chief Executive Officer and President, Timothy P. Noyes, and our next two most highly compensated persons serving as executive officers as of December 31, 2016. Each year, our Compensation Committee reviews and determines the compensation of our executive officers, including our executive officers. Our executive compensation program is designed to attract and retain a highly skilled team of key executives and to align the compensation of our executives with the interests of our stockholders by rewarding the achievement of short- and long-term strategic financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

Elements of Executive Compensation

The compensation of our named executive officers consists of base salary, annual cash bonuses, equity awards and employee benefits that are made available to all salaried employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment and certain change of control transactions pursuant to employment agreements. In addition to the factors discussed below, the Compensation Committee also considers recommendations from Mr. Noyes, who as our Chief Executive Officer regularly discusses compensation issues with the chairperson of the Compensation Committee and meets with our Compensation Committee to discuss these matters. Mr. Noyes also provides our Compensation Committee and Board with his evaluation of the performance of the named executive officers other than himself.

The following describes the material terms of the elements of our executive compensation program during fiscal year 2016.

Base Salaries. Base salaries for our named executive officers are determined based on the scope of each officer’s responsibilities along with his respective experience and contributions to the Company. Base salaries for our named executive officers are determined annually by our Compensation Committee, subject to review and approval by our Board. When reviewing base salaries for increase, our Compensation Committee takes factors into account such as each officer’s experience and individual performance, Proteon’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weight to any factor. The following table sets forth base salaries for our named executive officers for the 2016 and 2017 fiscal years.

	2016	2017	% Increase
Name	Base Salary ($)	Base Salary ($)	over 2016
Timothy P. Noyes	487,190	501,806	3.0%
Steven K. Burke, M.D.	408,000	420,240	3.0%
George A. Eldridge	323,000	352,690	9.2%

Annual Cash Bonuses. Our annual cash bonus program promotes and rewards the achievement of key strategic and business goals. At the beginning of fiscal year 2016, our Compensation Committee established corporate performance goals, each having a designated weighting that included key strategic and financial goals of Proteon relating to research, process development and manufacturing, business development and the achievement of financial objectives. At the beginning of the 2017 fiscal year, our Compensation Committee met and evaluated the performance of Proteon against the specified performance goals. Our Board approved the recommendations of our Compensation Committee and each named executive officer received a cash bonus as set forth below.

	2016	2016
Name	Bonus target	Bonus ($)
Timothy P. Noyes	50%	243,595
Steven K. Burke, M.D.	35%	142,800
George A. Eldridge	35%	113,050

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Equity Awards. Our named executive officers participate in our Proteon Therapeutics, Inc. Amended and Restated 2006 Equity Incentive Plan, which we refer to as the “2006 Plan.” Our named executive officers also participate in our Proteon Therapeutics, Inc. 2014 Equity Incentive Plan, which we refer to as the “2014 Plan.” Grants under the 2006 Plan and the 2014 Plan, including those made to our named executive officers, generally consist of stock option awards subject to time-based vesting. Awards that are subject to time-based vesting generally vest either in quarterly installments over four years or vest as to 25% of the shares subject to the option after one year and thereafter continue to vest in quarterly installments over the following three years, generally subject to continued employment. During the beginning of fiscal year 2017, each of Mr. Noyes, Dr. Burke and Mr. Eldridge was awarded stock options under the 2014 Plan to purchase shares of our common stock in each case vesting as to 25% of the shares subject to the option after one year and thereafter continue to vest in quarterly installments over the following three years. Stock option awards serve to align the interests of our named executive officers with our stockholders, because no value is created unless the value of our common stock appreciates after grant. They also encourage retention through the use of time-based vesting. Pursuant to agreements with certain members of senior management, including our named executive officers, all or a portion of the executives’ stock options may vest upon certain terminations of employment, including terminations without cause or constructive terminations in connection with a change of control.

The following table sets forth the stock options awarded to our named executive officers for the 2016 fiscal year.

2016 (1)
Name	Option Awards
Timothy P. Noyes	122,838
Steven K. Burke, M.D.	53,119
George A. Eldridge	53,119

(1)	Options were granted in January 2017 for each named executive officer as part of the compensation review cycle for the fiscal year ended in 2016.

In addition, our named executive officers are eligible to participate in our Proteon Therapeutics, Inc. 2014 Employee Stock Purchase Plan, which we refer to as the “ESPP.” The ESPP provides an incentive to, and encourages stock ownership by, all of our eligible employees and those of our participating subsidiaries so that they may share in our growth by acquiring or increasing their share ownership. Under the ESPP, eligible employees, including our named executive officers, may purchase shares of our common stock through payroll deductions.

Benefits. We provide modest benefits to our named executive officers. These benefits and perquisites, such as participation in our 401(k) plan and basic health and welfare benefit coverage, are available to all of our eligible employees.

Employment Agreements and Change of Control Agreements. Mr. Noyes, Dr. Burke and Mr. Eldridge have entered into employment agreements with us that include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance that they may have to pursue a change of control transaction that could be in the best interests of our stockholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers.

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Summary Compensation Table

The following table sets forth information about certain compensation awarded or paid to our named executive officers for the 2014, 2015 and 2016 fiscal years.

				Non-Equity	All
			Option	Incentive Plan	Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)
Timothy P. Noyes	2016	487,190	-	243,595	4,702	735,487
Chief Executive Officer and President	2015	473,000	2,266,729	236,500	4,702	2,980,932
	2014	408,158	978,451	130,148	4,670	1,521,427
Steven K. Burke, M.D.	2016	408,000	-	142,800	5,732	556,532
Senior Vice President and Chief Medical Officer	2015	378,100	1,095,546	132,340	5,732	1,611,717
	2014	369,100	280,130	98,940	5,699	753,869
George A. Eldridge	2016	323,000	-	113,050	2,959	439,009
Senior Vice President, Chief Financial Officer,	2015	313,600	731,142	109,760	2,913	1,157,415
Treasurer and Assistant Secretary	2014	289,446	417,986	80,839	2,519	790,790

_________________________

(1)	Salaries include amounts contributed by the named executive officer to our 401(k) plan.

(2)	Amounts shown reflect the grant date fair value of options awarded during each of fiscal year 2014 and 2015, determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation— Stock Compensation. These amounts exclude the value of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(3)	Options were granted in January 2017 for each named executive officer as part of the compensation review cycle for the fiscal year ended in 2016. The grant date fair value of options awarded in January 2017 for each named executive is as follows: Timothy P. Noyes $208,714; Steven K. Burke M.D. $90,254; and George A. Eldridge $90,254.

(4)	Amounts shown reflect the cash performance bonus amount paid to the named executive officer for each of fiscal year 2014, 2015 and 2016 that was earned based on Proteon’s performance. Annual cash incentive compensation earned during the year is typically paid in the following year.

(5)	This column reflects term life and disability insurance premiums paid by us on behalf of the named executive officers. All of these benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2016.

OPTION AWARDS

		Number of		Number of
		Securities		Securities
		Underlying		Underlying		Option
		Unexercised		Unexercised		Exercise	Option
	Grant	Options (#)		Options (#)		Price	Expiration
Name	Date	Exercisable(6)		Unexercisable		($)(4)	Date(5)
Timothy P. Noyes	9/10/2007	31,505	(2)	-		$2.38	9/9/2017
	6/19/2009	55,829	(2)	-		$3.17	3/3/219
	12/16/2009	3,479	(2)	-		$3.17	12/15/2019
	10/26/2011	85,388	(2)	-		$1.27	10/25/2021
	6/24/2014	126,023	(1)	-		$4.92	6/23/2024
	10/21/2014	39,409	(1)	39,409	(3)	$10.00	10/20/2024
	1/7/2015	58,771	(1)	75,562	(3)	$10.61	1/6/2025
	12/8/2015	31,250	(1)	93,750	(3)	$14.71	12/7/2025
Steven K. Burke, M.D.	9/10/2007	12,287	(2)	-		$2.38	9/9/2017
	6/19/2009	14,898	(2)	-		$3.17	3/3/219
	10/26/2011	57,934	(2)	-		$1.27	10/25/2021
	6/24/2014	81,914	(1)	-		$4.92	6/23/2024
	1/7/2015	30,543	(1)	39,270	(3)	$10.61	1/6/2025
	12/8/2015	14,250	(1)	42,750	(3)	$14.71	12/7/2025
George A. Eldridge	6/24/2014	126,023	(1)	-		$4.92	6/23/2024
	1/7/2015	21,656	(1)	32,152	(3)	$10.61	1/6/2025
	12/8/2015	8,250	(1)	24,750	(3)	$14.71	12/7/2025

(1)	Reflects time-based options to purchase shares of our common stock that vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and thereafter vesting in equal quarterly installments over the following three years, subject to the executive’s continued employment.

(2)	Reflects time-based options to purchase shares of our common stock that vest in equal quarterly installments over four years generally subject to the executive’s continued employment.

(3)	Reflects time-based options to purchase shares of our common stock that vest in equal annual installments over four years generally subject to the executive’s continued employment. These option awards were granted under our 2014 Equity Incentive Plan and each option award is exercisable only upon vesting.

(4)	The exercise price of the stock options was not less than the fair market value of a share of our common stock on the date of grant, as determined by our Board, based, in part, on an independent third party valuation with respect to the period prior to our initial public offering. Stock options granted in fiscal year 2014 subsequent to us becoming a public company were granted with an exercise price equal to the closing price of a share of our common stock on the date the stock option was granted.

(5)	All stock options have a 10-year term measured from the date of grant.

(6)	Except as otherwise indicated all of the outstanding option awards were granted under and subject to the terms of our 2006 Equity Incentive plan. As further described in in our final prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on October 22, 2014 “Prospectus” under ‘‘—Equity Benefit and Stock Plans.’’ Except as otherwise indicated, as of December 31, 2016, each option award is immediately exercisable but is subject to repurchase by us until vested. All vesting is subject to the officer’s continuous service with us through the vesting dates and the potential vesting acceleration under certain circumstances as further described below ‘‘—Employment Agreements.’’

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Retirement Benefits

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax- qualified plan under Section 401(k) of the Code. The plan provides that each participant may contribute up to the statutory limit, which was $17,500 for calendar year 2016. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2016 may be up to an additional $5,500 above the statutory limit. We may also elect to provide for discretionary profit sharing contributions, but we did not provide any such contributions in fiscal year 2016. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s earnings reportable on IRS Form W-2 subject to certain adjustments and exclusions required under the Code. The 401(k) plan currently does not offer the ability to invest in our securities.

Employment Agreements

Below are written descriptions of our employment agreements with each of our named executive officers.

Timothy P. Noyes

We have entered into an amended and restated employment agreement with Mr. Noyes, which was effective upon the completion of our initial public offering, who serves as our President and Chief Executive Officer. Mr. Noyes’s employment with us is “at-will,” and the agreement does not include a specified term. The agreement provides that Mr. Noyes receives an annual base salary, initially established at $437,280 in 2014, and that he is eligible for an annual incentive bonus, with his target bonus being 50% of his base salary. The Board determines his actual bonus amount based on its assessment of Proteon’s and his individual performance during the year. The agreement also provides for Mr. Noyes to participate in our benefit programs made available to our employees generally.

Under Mr. Noyes’s agreement, if his employment is terminated by us without cause or by reason of constructive termination (as such terms are defined in the agreement), he will be entitled to receive cash severance equal to 12 months of his base salary or, in the event constructive termination (as defined in the agreement) occurs within 30 days prior to or 365 days following a corporate transaction, 18 months plus, only following a corporate transaction (as defined in the agreement), an amount equal to his bonus prorated to reflect the number of days worked during that fiscal year; reimbursement of his COBRA premiums for up to 12 months or, in the event constructive termination occurs within 30 days prior to or 365 days following a corporate transaction (as defined in the agreement), 18 months; and 50% of any unvested stock options or unvested restricted shares (excluding certain grants) shall vest in full, accelerated to 100% if the termination occurs 30 days prior to or 365 days after a corporate transaction (as defined in the agreement). Mr. Noyes’s right to receive these severance benefits is subject to his providing a release of claims in favor of Proteon.

The agreement includes a noncompetition covenant during Mr. Noyes’s employment under the agreement and for 12 months thereafter or, in the event constructive termination (as defined in the agreement) occurs within 30 days prior to or 365 days following a corporate transaction (as defined in the agreement), 18 months thereafter. The agreement provides that we shall indemnify Mr. Noyes against all losses, damages, expenses and claims against him by reason of act or omission in connection with the performance of his duties to the fullest extent permitted by the law.

Steven K. Burke, M.D.

We have entered into an amended and restated employment agreement with Dr. Burke, which was effective upon the completion of our initial public offering, to serve as our Senior Vice President and Chief Medical Officer. Dr. Burke’s employment with us is “at- will,” and the agreement does not include a specified term. The agreement provides that Dr. Burke receives an annual base salary, initially established at $378,100 in 2014, and that he is eligible for an annual incentive bonus, with his initial target bonus being 35% of his base salary. The Board determines his actual bonus amount based on its assessment of Proteon’s and his individual performance during the year. The Board also determines whether to make any adjustment to Dr. Burke’s annual target bonus, currently 40% of his base salary. The agreement also provides for Dr. Burke to participate in our benefit programs made available to our employees generally.

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Under Dr. Burke’s agreement, if his employment is terminated by us without cause or by reason of constructive termination (as these terms are defined in the agreement), he will be entitled to receive cash severance equal to 9 months of his base salary or, in the event constructive termination (as defined in the agreement) occurs within 30 days prior to or 365 days following a corporate transaction (as defined in the agreement), 12 months plus an amount equal to his bonus prorated to reflect the number of days worked during that fiscal year; reimbursement of his COBRA premiums for up to twelve months; and any unvested stock options or unvested restricted shares (excluding certain grants) shall vest in full if the termination occurs 30 days prior to or 365 days after a corporate transaction (as defined in the agreement). Dr. Burke’s right to receive these severance benefits is subject to his providing a release of claims in favor of Proteon.

The agreement includes a noncompetition covenant during Dr. Burke’s employment under the agreement and for 12 months thereafter. The agreement provides that we shall indemnify Dr. Burke against all losses, damages, expenses and claims against him by reason of act or omission in connection with the performance of his duties to the fullest extent permitted by the law.

George A. Eldridge

We have entered into an amended and restated employment agreement with Mr. Eldridge, which was effective upon the completion of our initial public offering and amended as of March 15, 2017, to serve as our Senior Vice President and Chief Financial Officer. Mr. Eldridge’s employment with us is “at-will,” and the agreement does not include a specified term. The agreement provides that Mr. Eldridge receives an annual base salary, initially established at $300,290 in 2014, and that he is eligible for an annual incentive bonus, with his initial target bonus being 35% of his base salary. The Board determines his actual bonus amount based on its assessment of Proteon’s and his individual performance during the year. The Board also determines whether to make any adjustment to Mr. Eldridge’s annual target bonus, currently 40% of his base salary. The agreement also provides for Mr. Eldridge to participate in our benefit programs made available to our employees generally.

Under Mr. Eldridge’s agreement, as amended, if his employment is terminated by us without cause or by reason of constructive termination (as these terms are defined in the agreement), he will be entitled to receive cash severance equal to 12 months of his base salary or, in the event constructive termination (as defined in the agreement) occurs within 30 days prior to or 365 days following a corporate transaction (as defined in the agreement), 12 months plus an amount equal to his bonus prorated to reflect the number of days worked during that fiscal year; reimbursement of his COBRA premiums for up to twelve months; and any unvested stock options or unvested restricted shares (excluding certain grants) shall vest in full if the termination occurs 30 days prior to or 365 days after a corporate transaction (as defined in the agreement). Mr. Eldridge’s right to receive these severance benefits is subject to his providing a release of claims in favor of Proteon.

The agreement includes a noncompetition covenant during Mr. Eldridge’s employment under the agreement and for 9 or 12 months thereafter, as applicable. The agreement provides that we shall indemnify Mr. Eldridge against all losses, damages, expenses and claims against him by reason of act or omission in connection with the performance of his duties to the fullest extent permitted by the law.

Compensation Consultant

As a part of determining compensation for our named executive officers during fiscal year 2016, the Compensation Committee engaged Arnosti Consulting, Inc., as an independent compensation consultant. Arnosti Consulting provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices for our peer group;

•	compensation programs for directors, executives and all of our employees; and

•	stock utilization and related metrics.

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When requested, Arnosti Consulting consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Arnosti Consulting reports to the Compensation Committee and not to management, although Arnosti Consulting meets with management for purposes of gathering information and supporting decision-making for its analyses and recommendations.

In determining to engage Arnosti Consulting, the Compensation Committee assessed the independence of Arnosti Consulting pursuant to the SEC and NASDAQ rules, taking into account the six independence factors enumerated by NASDAQ and in Rule 10C-1 under the Exchange Act, including the absence of other services provided to Proteon by Arnosti Consulting, the amount of fees Proteon paid to Arnosti Consulting as a percentage of Arnosti Consulting’s total revenue, the policies and procedures of Arnosti Consulting that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Arnosti Consulting with an executive officer of Proteon, any business or personal relationship the individual compensation advisors employed by Arnosti Consulting have with any member of the Compensation Committee, and any stock of Proteon owned by Arnosti Consulting or the individual compensation advisors employed by Arnosti Consulting. The Compensation Committee affirmatively determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Arnosti Consulting and the individual compensation advisors employed by Arnosti Consulting as compensation consultants to the Compensation Committee has not raised a conflict of interest.

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DIRECTOR COMPENSATION

Under our director compensation program, we pay our non-employee directors retainers in cash. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board and, consequently, he is not included in the table. The compensation that we pay to our President and Chief Executive Officer is discussed in the “Executive Compensation” section of this Proxy Statement. Each non-employee director receives a cash retainer for service on the Board and for service on each committee(s) on which the director is a member. The chairmen of the Board and of each committee receive higher retainers for such service. These fees are payable semi-annually in arrears. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

	Annual Fee for	Annual Fee for
	Member	Chairman
Board of Directors	$35,000	$65,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Governance and Nomination Committee	$3,750	$7,500

We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

In addition, under our director compensation program, each non-employee director elected to our Board will receive an option to purchase 13,333 shares of our common stock, with each of these options vesting in equal annual installments over a three-year period measured from the date of grant, subject to the non-employee director’s continued service as a director, and becoming exercisable in full upon a change in control of our Company. Further, we expect to make a grant of options to purchase 6,666 shares of common stock around the time of Proteon’s 2017 Annual Meeting of the Stockholders, to all Directors whose service will continue. These option grants will be at an exercise price equal to the fair market value of Proteon’s common stock on the date of grant and will vest at Proteon’s next annual meeting of stockholders.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Our current director compensation arrangements have been in effect since the time of our initial public offering in October 2014. Prior to that time, we did not have a formal non-employee director compensation policy. We reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

The following table sets forth information regarding compensation earned by our non-employee directors during fiscal year 2016. (1)

	Fees earned
Name	in cash ($)	Option awards ($)(2)(3)	Total ($)
Hubert Birner, Ph.D	41,748	27,988	69,736
Garen Bohlin	62,157	27,988	90,145
Scott A. Canute	40,000	27,988	67,988
John G. Freund, M.D.	38,750	27,988	66,738
Tim Haines	43,750	27,988	71,738
Paul J. Hastings	14,938	86,189	101,127
Stuart A. Kingsley	40,337	27,988	68,325
Brendan M. O’Leary, Ph.D.	52,500	27,988	80,488

(1)	Amounts represent annual cash compensation earned for services rendered by each member of the Board.

(2)	The options granted to our Board during fiscal year 2016 vest on June 9, 2017 with the exception of Mr. Hasting’s grant which vests in equal annual installments over three years. These grants have a weighted average exercise price of $6.59 per option.

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(3)	Amounts shown reflect the grant date fair value of options awarded during fiscal year 2016 determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation. These amounts exclude the value of estimated forfeitures.

The following table sets forth, as of December 31, 2016, the aggregate number of exercisable and unexercisable option awards outstanding held by our non-employee directors at that time.

	Option Awards
Name	Exercisable	Unexercisable
Hubert Birner, Ph.D	13,332	6,666
Garen Bohlin	15,554	11,111
Scott A. Canute	4,444	15,555
John G. Freund, M.D.	13,332	6,666
Tim Haines	13,332	6,666
Paul J. Hastings	-	13,333
Stuart A. Kingsley	4,444	15,555
Brendan M. O’Leary, Ph.D.	13,332	6,666

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AUDIT COMMITTEE REPORT

The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Audit Committee has reviewed the Proteon audited consolidated financial statements for the year ended December 31, 2016 and has discussed these statements with management and Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm. Proteon management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Proteon Therapeutics, Inc. in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from Proteon.

Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Proteon Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Garen Bohlin, Chair

Stuart A. Kingsley

Brendan M. O’Leary, Ph.D.

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PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Ernst & Young has served as our independent registered public accounting firm since 2006.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this section and is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Proteon and its stockholders.

We expect that a representative of Ernst & Young will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2016 and 2015 for each of the following categories of services are as follows:

Fee Category	2015	2016
Audit Fees	$395,347	$432,104
Audit Related Fees	-	11,257
Tax Fees	-	7,619
All Other Fees	-	-
Total Fees	$395,347	$450,980

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” There were no audit-related fees for the years ended December 31, 2015 or 2016.

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Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above. There were no other fees for the years ended December 31, 2015 and 2016.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

VOTE REQUIRED

The affirmative vote of a majority of shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to ratify the selection of our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of April 24, 2017 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.

Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after April 24, 2017, are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 24, 2017, there were 16,771,072 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Proteon Therapeutics, Inc., 200 West Street, Waltham, MA 02451.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Abingworth Bioventures VI, LP., and related funds(1)	2,017,872	12.0%
Princes House, 38 Jermyn Street
London, England SW1Y 6DN
TVM Capital, and related funds(2)	1,943,059	11.6%
Ottostrasse 4, 80333
Munich, Germany
Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and related funds(3)	1,432,930	8.5%
525 University Avenue, Suite 520
Palo Alto, CA 94301
Prism Venture Partners, and related funds(4)	1,337,462	8.0%
117 Kendrick Street, Suite 200
Needham, MA 02494
Deerfield Mgmt, L.P., and related funds(5)	1,332,599	7.9%
780 Third Avenue, 37th Floor
New York, NY 10017
Pharmstandard International S.A.(6)	1,165,344	6.9%
65, Boulevard Grande Duchesse Charlotte
L-1331 Luxembourg, Grand-Duchy of Luxembourg
MPM Bio IV NVS Strategic Fund, L.P., and related funds(7)	983,381	5.9%
200 Clarendon Street, 54th Floor
Boston, MA 02116
Intersouth Partners VI, L.P.(8)	898,383	5.4%
102 City Hall Plaza, Suite 200
Durham, NC 27701

Directors and named executive officers:
Timothy P. Noyes(9)	515,000	3.0%
Hubert Birner, Ph.D.(10)	1,963,057	11.7%
Garen Bohlin(11)	22,220	*%
Scott Canute(12)	11,110	*%
John G. Freund, M.D.(13)	1,452,928	8.7%
Paul Hastings (14)	-	*%
Tim Haines(15)	2,037,870	12.1%
Stuart A. Kingsley(16)	11,110	*%
Brendan M. O’Leary, Ph.D.(17)	1,357,460	8.1%
Steven K. Burke(18)	254,527	1.5%
George A. Eldridge(19)	166,833	*%

All executive officers and directors as a group (14 persons)(20)	7,917,248	45.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Based solely on the Schedule 13D filed with the SEC on October 31, 2014 by Abingworth LLP, Abingworth LLP and Abingworth Bioventures VI LP (“ABV VI”) have shared voting power and shared dispositive power with respect to 2,017,872 shares of our common stock. Abingworth Bioventures VI GP LP, a Scottish limited partnership, serves as the general partner of “ABV VI”. Abingworth General Partner VI LLP, an English limited liability partnership, serves as the general partner of Abingworth Bioventures VI GP LP. ABV VI (acting by its general partner Abingworth Bioventures VI GP LP, acting by its general partner Abingworth General Partner VI LLP) has delegated to Abingworth LLP, an English limited liability partnership, all investment and dispositive power over the securities held by ABV VI. An investment committee of Abingworth LLP, comprised of Joseph Anderson, Michael F. Bigham, Stephen W. Bunting, Genghis Lloyd-Harris, and Tim Haines, our director, approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VI. Each of Abingworth Bioventures VI GP LP, Abingworth General Partner VI LLP, Joseph Anderson, Stephen W. Bunting, Genghis Lloyd-Harris, and Tim Haines disclaims beneficial ownership of the securities held by the ABV VI except to the extent of their proportionate pecuniary interest therein.

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(2)	Based solely on the Schedule 13D filed with the SEC on November 4, 2014 by TVM Life Science Ventures VI L.P., TVM Life Science Ventures VI L.P., TVM Life Science Ventures VI GmbH & Co. KG, TVM Life Science Ventures Management VI L.P., Helmut Schühsler, Stefan Fischer and Hubert Birner, our director, have shared voting power and shared dispositive power with respect to 1,943,059 shares of our common stock. Helmut Schühsler, Stefan Fischer and Hubert Birner, Ph.D. our director, are members of the investment committee of TVM Life Science Ventures VI Management Limited Partnership, a special limited partner of TVM Life Science Ventures VI GMBH & Co. KG and TVM Life Science Ventures VI LP with voting and dispositive power over the share held by those entities. TVM Life Science Venture VI Management Limited Partnership and these individuals each disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(3)	Based solely on the Schedule 13D filed with the SEC on November 3, 2014 by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. (“SVPQP IV”), Skyline Venture Management IV, LLC, John G. Freund, M.D., our director, and Yasunori Kaneko have shared voting power and shared dispositive power with respect to 1,432,930 shares of our common stock held by SVPQP IV. Each of John G. Freund, M.D., and Yasunori Kaneko are managing directors of SVPQP IV and share voting and dispositive power over the shares held by the SVPQP IV; however, they disclaim beneficial ownership of the shares held by SVPQP IV, except to the extent of their pecuniary interests therein.

(4)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 24, 2015 by Prism Venture Partners, V, L.P., Prism Investment Partners V, L.P., Prism Venture Partners V, L.P., Prism Venture Partners V-A, L.P, Steven J. Benson, James A. Counihan, and Brendan M. O’Leary, Ph.D. our director, have shared voting power and shared dispositive power with respect to 1,337,462 shares of our common stock consisting of (a) 918,971 shares of our common stock held by Prism Venture Partners V, L.P., and (b) 418,491 shares of our common stock held by Prism Venture Partners V-A, L.P. Steven J. Benson, James A. Counihan, and Brendan M. O’Leary, Ph.D. are the managing members of Prism Venture Partners V, LLC, the sole general partner of Prism Investment Partners V, L.P., which is the sole general partner of each Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P. Each of the managing members disclaims beneficial ownership of any such shares except to the extent of his proportionate pecuniary interest therein.

(5)	Based solely on Amendment No. 3 to the Schedule 13G filed by James E. Flynn with the SEC on February 14, 2017, Deerfield Mgmt, L.P. has the shared voting power and shared dispositive power with respect to 454,800 shares of our common stock held by Deerfield Special Situations Fund, L.P.; Deerfield Management Company, L.P. and James E. Flynn have the shared voting power and shared dispositive power with respect to 1,332,599 shares of our common stock, consisting of (a) 877,799 shares of our common stock held by Deerfield Private Design Fund III, L.P. and (b) 454,800 shares of common stock held by Deerfield Special Situations Fund, L.P.; and Deerfield Mgmt III, L.P. has the shared voting power and shared dispositive power with respect to 877,799 shares of our common stock held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (together with Deerfield Special Situations Fund, L.P., the “Deerfield Funds”). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt. L.P. may be deemed to beneficially own the shares held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P. may be deemed to beneficially own the shares held by Deerfield Private Design Fund III, L.P. Each of Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the shares held by the Deerfield Funds. Mr. Flynn disclaims beneficial ownership of any such shares except to the extent of any pecuniary interest therein.

(6)	Based solely on the Schedule 13G filed with the SEC on February 12, 2015 by Pharmstandard International S.A., Pharmstandard International S.A. and the public joint stock company “Pharmstandard” have shared voting power and shared dispositive power with respect to 1,165,344 shares of our common stock held by Pharmstandard International S.A. Pharmstandard International S.A. is a wholly owned subsidiary of public joint stock company “Pharmstandard.” As the parent entity Pharmstandard has voting and investment control over the shares of Proteon held by Pharmstandard International S.A. Dmitry Kobyzev, Ph.D, is the representative of Pharmstandard International S.A. Dr. Kobyzev disclaims beneficial ownership of any such shares, except to the extent of his proportionate pecuniary interest therein

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(7)	Based solely on the Schedule 13G filed by MPM Bio IV NVS Strategic Fund, L.P. with the SEC on February 15, 2015, MPM Bio IV NVS Strategic Fund, L.P. has shared voting power and shared dispositive power with respect to 983,381 shares of our common stock and MPM BioVentures IV GP LLC, MPM BioVentures IV GP LLC, Luke Envin, Ansbert Gadicke, Vaughn M. Kailian, John Paul Scopa and Todd Foley have shared voting power and shared dispositive power with respect to 983,381 shares of our common stock. MPM BioVentures IV LLC is the General Partner of MPM Bio Ventures IV GP LLC, which is the General Partner of MPM Bio IV NVS Strategic Fund, L.P. Mr. Foley shares the power to vote, hold and dispose of the shares held by MPM Bio IV NVS Strategic Fund, L.P.

(8)	Based solely on the Schedule 13G filed with the SEC on April 7, 2015 by Intersouth Partners VI, L.P., Intersouth Associates VI, LLC, the general partner of Intersouth Partners VI, L.P., Dennis J. Dougherty and Mitchell Mumma have shared voting and dispositive power with respect to 898,383 shares of our common stock held by Intersouth Partners VI, L.P. Dennis J. Dougherty and Mitchell Mumma are the managing partners of Intersouth Associates VI, LLC and each disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(9)	Consists of (a) 58,742 shares of common stock and (b) 456,258 shares of common stock are issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(10)	Consists of shares held by TVM. By virtue of the relationships described in footnote 2 above, Dr. Birner may be deemed to share beneficial ownership in the shares held by TVM. Dr. Birner disclaims beneficial ownership of the shares referred to in footnote 2 above. Includes 19,998 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(11)	Consists of 22,220 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(12)	Consists of 11,110 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(13)	Consists of shares held by Skyline. By virtue of the relationships described in footnote 3 above, Dr. Freund may be deemed to share beneficial ownership in the shares held by Skyline. Dr. Freund disclaims beneficial ownership of the shares referred to in footnote 3 above. Includes 19,998 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(14)	No shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(15)	Consists of shares held by Abingworth. By virtue of the relationships described in footnote 1 above, Mr. Haines may be deemed to share beneficial ownership in the shares held by Abingworth. Mr. Haines disclaims beneficial ownership of the shares referred to in footnote 1 above. Includes 19,998 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(16)	Consists of 11,110 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(17)	Consists of shares held by Prism. By virtue of the relationships described in footnote 4 above, Dr. O’Leary may be deemed to share beneficial ownership in the shares held by Prism. Dr. O’Leary disclaims beneficial ownership of the shares referred to in footnote 4 above. Includes 19,998 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(18)	Consists of (a) 100,632 shares of common stock and (b) 153,895 shares of common stock are issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(19)	Consists of (a) 4,000 shares of common stock and (b) 162,833 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

(20)	Consists of (a) 6,894,697 shares of common stock and (b) 1,022,551 shares of common stock issuable upon exercise of options exercisable within 60 days of April 24, 2017.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of the directors, executive officers or holders of more than 5% of the capital stock of Proteon, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this Proxy Statement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transactions Policy

Our written Related Party Transactions Policy requires the approval or ratification by the Governance and Nominating for any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) that will or may be expected to exceed $120,000 in any calendar year in which the Company, or any of its subsidiary companies, is a participant, and any related person has a direct or indirect interest, and of which disclosure is required under SEC rules. Related persons include our officers, directors, director nominees, any of their immediate family members or affiliates, and any stockholders owning 5% or more of Proteon’s common stock.

Company personnel are responsible for identifying and reporting to the chairperson of the Governance and Nominating Committee potential related party transactions from information solicited annually in questionnaires submitted by directors and officers, and also from any person newly nominated or appointed as a director or as an executive officer. In addition, directors and executive officers are responsible for notifying the chairperson of the Governance and Nominating Committee of any transaction, arrangement or relationship that they propose to enter into, or of which they become aware, that might reasonably be expected to be a related party transaction. If the chairperson of the Governance and Nominating Committee determines that an existing or proposed transaction constitutes a related party transaction requiring Governance and Nominating Committee approval under the policy, he will provide relevant details and analysis of the related party transaction to the Governance and Nominating Committee for consideration at its next regularly scheduled meeting. If the chairperson of the Governance and Nominating Committee has an interest in a potential related party transaction, he will provide all relevant information to the Chief Executive Officer, who will review the potential transaction or relationship with either outside counsel or a member of Proteon’s legal team and provide the information to the Governance and Nominating Committee as appropriate.

The Governance and Nominating Committee will review the material facts of all related party transactions that require its approval and either approve or disapprove the related party transaction. If advance approval is not feasible, then the chairperson shall consider an approve in accordance with this policy and, if appropriate, the Governance and Nominating Committee will ratify the related party transaction at its next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion, review or approval of an interested party transaction to which he or she is a related party, except to provide material information to the Governance and Nominating Committee and the chairperson as necessary.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2016, with the exception of one Form 4 for each of the eight non-employee directors filed in June 2016 in connection with the annual stock option awards granted by the Company on June 9, 2016, our directors, officers and stockholders who own more than 10% of a registered class of our equity securities complied with all applicable filing requirements during the fiscal year ended December 31, 2016.

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GENERAL MATTERS

Availability of Certain Documents

A copy of our 2016 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at http://www.edocumentview.com/PRTO or www.proteontherapuetics.com under “Investors & Media” at “Financial Information.” We will mail without charge, upon written request, a copy of our 2016 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Secretary at:

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

Attention: Secretary

You may also find a copy of this Proxy Statement and our Annual Report (with exhibits) on the SEC website at www.sec.gov.

Stockholders Sharing an Address / Household

Only one copy of our Annual Report on Form 10-K and this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Annual Report on Form 10-K and this Proxy Statement was delivered. To receive a separate copy of our Annual Report on Form 10-K or Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Secretary of Proteon Therapeutics, Inc. at our principal executive offices at 200 West Street, Waltham, MA 02451 or call the Secretary at (781) 890-0102.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Under Rule 14a-8 of the Exchange Act, to submit a proposal for inclusion in our Proxy Statement for the 2018 annual meeting, stockholder proposals must be received no later than close of business on Wednesday, December 21, 2017, by our Secretary at our principal executive offices at 200 West Street, Waltham, MA 02451.

Requirements for Stockholder to bring Business and Nominations Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other business to be considered at the 2018 annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Proteon Therapeutics, Inc., 200 West Street, Waltham, MA 02451 between February 20, 2018 and March 22, 2018 (assuming the date of our 2018 Annual Meeting is not so advanced or delayed as described in our bylaws). To be timely for the 2018 Annual Meeting, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the previous year’s annual meeting, except that if the annual meeting is scheduled more than 30 days before or 70 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Such notice must provide the information required by Section 2.12 of the bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2018 Annual Meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Timothy P. Noyes
Chief Executive Officer, President and Director
April 27, 2017

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Proteon Therapeutics, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 20, 2017.

Vote by Internet

- Go to **www.investorvote.com/PRTO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Vote by Mail

- Mark, sign and date your proxy card and return it in the postage-paid envelope enclosed

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. KEEP THIS PORTION FOR YOUR RECORDS. ▼

A Proposals — The Board of Directors of Proteon Therapeutics, Inc. recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Class III Directors:

Nominees:	For	Withhold		For	Withhold
01 - Scott A. Canute	☐	☐	02 - Tim Haines	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 (Joint Owners) — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 3 2 7 8 0 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02KGNF